UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

NEKTAR THERAPEUTICS

(Exact name of registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Industrial Road, San Carlos, CA 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2005, Nektar Therapeutics, a Delaware corporation (“Nektar”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Oski Acquisition Corporation, a Delaware corporation and indirect wholly-owned subsidiary of Nektar (the “Merger Sub”) and Aerogen, Inc., a Delaware corporation (“Aerogen”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Aerogen, with Aerogen continuing as the surviving corporation and an indirect wholly-owned subsidiary of Nektar. The Merger Agreement and the joint press release issued by Nektar and Aerogen announcing the transaction are filed herewith as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 12, 2005, by and among Nektar Therapeutics, Oski Acquisition Corporation and Aerogen, Inc.

99.1	Joint Press Release issued by Nektar Therapeutics and Aerogen, Inc., dated August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005	NEKTAR THERAPEUTICS

	By:	/s/ AJAY BANSAL
	Name:	Ajay Bansal
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 12, 2005, by and among Nektar Therapeutics, Oski Acquisition Corporation and Aerogen, Inc.

99.1	Joint Press Release issued by Nektar Therapeutics and Aerogen, Inc., dated August 15, 2005.